UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2022

AMCOR PLC

(Exact name of registrant as specified in its charter)

Jersey	001-38932	98-1455367
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

83 Tower Road North
Warmley, Bristol
United Kingdom	BS30 8XP
(Address of principal executive offices)	(Zip Code)

+44 117 9753200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Ordinary Shares, par value $0.01 per share	AMCR	The New York Stock Exchange
1.125% Guaranteed Senior Notes Due 2027	AUKF/27	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

Amcor plc (the “Company”) held its Annual General Meeting of Shareholders (the “Annual Meeting”) on November 9, 2022. As of the record date for the Annual Meeting, there were 1,489,019,556 ordinary shares entitled to vote, of which the holders of 1,047,974,230 shares were represented in person or by proxy at the Annual Meeting. The results of the items voted on at the Annual Meeting are set forth below:

1.	The shareholders elected ten directors for a one-year term each. The vote was as follows:

Director	Votes For	Votes Against	Abstains	Broker Non-Votes
Graeme Liebelt	982,892,747	17,150,274	862,020	47,069,189
Dr. Armin Meyer	891,095,333	108,962,105	847,603	47,069,189
Ronald Delia	992,012,482	8,068,601	823,958	47,069,189
Achal Agarwal	993,214,551	6,792,061	898,429	47,069,189
Andrea Bertone	993,710,118	6,410,559	784,364	47,069,189
Susan Carter	983,980,123	16,122,196	802,722	47,069,189
Karen Guerra	972,006,591	28,081,309	817,141	47,069,189
Nicholas (Tom) Long	989,214,610	10,837,366	853,065	47,069,189
Arun Nayar	992,171,472	7,834,252	899,317	47,069,189
David Szczupak	994,686,953	5,393,442	824,646	47,069,189

2.	The shareholders ratified the appointment of PricewaterhouseCoopers AG as the Company’s independent registered public accounting firm for the 2023 fiscal year. The vote was 1,045,910,451 for, 1,676,300 against, and 387,479 abstentions. There were no broker non-votes.

3.	The shareholders approved, by non-binding, advisory vote, the Company’s executive compensation. The vote was 948,618,480 for, 47,926,783 against, and 4,359,778 abstentions. There were 47,069,189 broker non-votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMCOR PLC

Date	November 10, 2022	/s/ Damien Clayton
		Name:	Damien Clayton
		Title:	Company Secretary